EXHIBIT 10.1

STOCK PURCHASE AGREEMENT-RESCISSION

This STOCK PURCHASE AGREEMENT RESICISSON (the “Rescission”) dated May 6, 2022, is intended to rescind the STOCK PURCHASE AGREEMENT (the “Agreement”), dated December 30, 2021, between Freedom Holdings, Inc. (the “Buyer”) and each of the Persons identified as sellers on the signature pages hereto (each a “Seller”) and together (the “Sellers), and Tim Alford, solely in his capacity as representative of the Sellers (the “Seller Representative”). Buyer, the Sellers, and the Seller Representative be referred to individually as in this Rescission as a Party and collectively as the Parties.

WHEREAS the Sellers collectively own Three Hundred and Eleven Million, Six Hundred and Seventy-Two Thousand, Seven Hundred and Thirty (311,672,730) shares (the “Shares”) of Buyer’s common stock, par value $0.0001 par value per share (the “Common Stock”). And

WHEREAS the Buyer owns 10,000 shares, being 100% of the issued and outstanding equity interests of Carbon Zero Asset Management, Inc. And

 WHEREAS the Parties wish to rescind the Agreement and all shares and equity interests will be returned to the original owners.

 NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

RESCISSION

1.1 Exchange of Equity Interests. Subject to the terms and conditions set forth herein, at the Closing, each Seller shall sell and deliver to Buyer, and Buyer shall purchase from each Seller, the Equity Interests set forth next to such Seller’s name on Exhibit A, free and clear of all Liens, for the consideration specified in Section 1.2.

1.2 Rescission Terms. The signing of this Rescission shall terminate the Agreement and all Equity Interests shall be returned to the Sellers and all Common shares shall be returned to the Buyer. All Parties agree to execute any and all documents required in order to consummate this Rescission Agreement.

1.3 No Future Claim. Upon execution of this Rescission Agreement neither Party shall retain any interest in the other Party and herein shall waive all future claims with or from the other Party.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

FREEDOM HOLDINGS, INC.

/s/ Brian Kistler
By: Brian Kistler, CEO

Up Capital Pty Limited ATF
Howard Family Trust

/s/ Andrew Howard
By: Andrew Howard

Seller and Seller Representative:

/s/ Timothy Alford
By: Timothy Alford

Gammarey, Inc.

By: Timothy Alford

AD Securities America, LLC

/s/ Doug Post
By: Doug Post

Global A Brands, Inc.

/s/ Timothy Alford
By: Timothy Alford

Mingta Capital, LLC

/s/ Timothy Alford
By: Timothy Alford

Spark Capital Investments, LLC

Imran Firoz
By: Imran Firoz

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EXHIBIT A to Recission Agreement dated May 6, 2022

Shareholder	Shares of Carbon Zero Asset Management Equity Interests of Sellers to be returned to Sellers	Shares of Freedom Holdings Common Stock of Buyer to be returned to Buyer
Up Capital Pty Limited ATF Howard Family Trust	3,000	93,501,819
Gammarey, Inc.	3,000	93,501,819
Global A Brands, Inc.	642	20,000,000
Spark Capital Investments, LLC	500	15,583,637
AD Securities America, LLC	1,396	43,501,819
Timothy Alford	963	30,000,000
Mingta Capital, LLC	500	15,583,636

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